EXHIBIT 99.2

Cracker Barrel
Old Country Store [logo]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787
NASDAQ : CBRL

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL TO PRESENT AT TWO CONFERENCES IN JUNE

LEBANON, Tenn. – June 1, 2011 – Cracker Barrel Old Country Store, Inc. (the “Company”) (Nasdaq: CBRL) will be participating in two conferences in June.  On June 6, the Company will give a presentation at 2:00 p.m. Eastern Time at the Goldman Sachs Lodging, Gaming, Restaurant and Leisure Conference at the Goldman Sachs Conference Center, 200 West Street, Street Level, New York, New York.

On June 28, the Company will  present at the Oppenheimer 11th Annual Consumer Conference at the Four Seasons Hotel in Boston at 11:15 a.m. Eastern Time.

Chairman and Chief Executive Officer Michael A. Woodhouse and Senior Vice President and Chief Financial Officer Lawrence E. Hyatt will speak at the conferences.

The live broadcasts of the Company’s presentations at these conferences will be available on-line in the Events area of the Company’s website at investor.crackerbarrel.com.  An on-line replay of the webcast will be available for two weeks afterward.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 601 Cracker Barrel Old Country Store® restaurants and gift shops located in 42 states.

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